Exhibit 10.7

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

(incorporated in the Cayman Islands)

PERSONAL AND CONFIDENTIAL

June 2, 2008

Sequoia Capital China Growth Fund I, L.P.

Suite 2215

Two Pacific Place

88 Queensway

Hong Kong

HBM BioMed China Limited

Centennial Tower, 3rd Floor

2454 West Bay Road

Grand Cayman, Cayman Islands

Side Letter

Dear Sirs

Reference is made to the Preference A Shares Purchase Agreement (the “Purchase Agreement”) dated December 20, 2007, by and among China Nuokang Bio-Pharmaceutical Pty (the “Company”), Mr. Xue Baizhong, Sequoia Capital China Growth Fund I, L.P. and HBM BioMed China Limited (collectively, the “Purchasers”).

In connection with the Purchase Agreement, an Investors’ Rights Agreement dated December 20, 2007 was also entered into by and among the Company, the Purchasers and certain other parties therein.

This side letter (the “Side Letter”) is to confirm the replacement of Section 3.1(a) of the Investors’ Rights Agreement with the following sentence in its entirety:

3.1	Performance Linked Valuation Adjustment

(a)	If the Company’s U.S. GAAP audited net income for the fiscal year ending December 31, 2008, adding back certain extraordinary items, including, without limitation, charges and expenses arising from the Company’s Preference A Shares financing and any future equity investments, issuance of any equity incentives to any employees or consultants, and disposition or acquisition of any assets or business (any such adding-back, an “Adjustment”) is less than US$9,500,000 (the “Actual FY08 Net Income”), the Investors’ ownership percentage shall increase in the same proportion the net income decreases, but with a 25% (inclusive) upper limit, i.e., The Ownership After Adjustment = 21.28% * Min[US$9,500,000/Actual FY2008 Net Income, 125%]. Notwithstanding the foregoing, no Adjustment shall be made without the prior written approval of the Investors holding at least a majority of the Registrable Securities. The Company shall then issue to the Investors, in proportion to the number of Preference A Shares held by them, new Preference A Shares at no cost equal to the difference between the Investors’ Preference A Shares and the number of Preference A Shares which the total purchase price paid by the Investors as the consideration for the Preference A Shares pursuant to the Purchase Agreement would have purchased based on the Actual FY08 Net Income (such newly issued Preference A Shares, the “Performance Linked Valuation Adjustment Shares”).

By signing below, you agree with the foregoing change to the Investors’ Rights Agreement subject to the other terms and conditions set forth herein. You acknowledge that the Investors’ Rights Agreement is subsisting and is in full force and effect in accordance with its terms and conditions subject to the foregoing change.

Please note that this Side Letter is exclusively for the information of the Company, the Purchasers and other parties in the Purchase Agreement and the Investors’ Rights Agreement, and may not be disclosed to any third party or circulated or referred to publicly without our prior written consent. This Side Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Side Letter by facsimile transmission will be effective as delivery of a manually executed counterpart hereof. A person who is not a party to this Side Letter has no right to enforce any of terms in this Side Letter.

This letter will be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

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Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which will become a binding agreement upon our receipt.

Very truly yours,

CHINA NUOKANG BIO-PHARMACEUTICAL PTY

By:	/s/ Baizhong XUE
Authorized Signatory

ACCEPTED AND AGREED
AS OF JUNE 2, 2008

SEQUOIA CAPITAL CHINA GROWTH FUND I, L.P.

By:	/s/ Jimmy Wong
Name:	Jimmy Wong
Title:	Authorized Signatory

HBM BIOMED CHINA LIMITED

By:	/s/ John Arnold
Name:	John Arnold
Title:	Director